CONFIDENTIAL INFORMATION

Project Cheetah
Presentation to the Board

September 12, 2021

BMO Capital Markets®

Antelope Transaction Summary

TERM	DESCRIPTION
Consideration	• Purchase price of C$4.10/sh in cash, representing a one-day premium of ~3%, a premium of ~26% to Cheetah 12-Jul-21 closing share price(1) and a premium of ~59% to Cheetah 5-May-21 closing share price(2) • Antelope would acquire all outstanding Cheetah common shares it does not already own • Implies a total equity value for Cheetah of C$570 mm on a 100% basis
Voting Support	• Voting support agreements from Cheetah's officers, directors and largest institutional shareholder (Sprott) ▪ Board and management represent ~5.4% of Cheetah's basic shares outstanding ▪ Sprott Asset Management owns ~16.9% of Cheetah's basic shares outstanding
Structure and Definitive Agreement	• Structured as a plan of arrangement • Arrangement agreement provides for certain deal-protection provisions, including a non-solicitation covenant on the part of Cheetah and a right for Antelope to match any superior proposal ▪ Cheetah has the ability to terminate the transaction to enter into a superior proposal, subject to paying a break-fee of C$19 mm (~3.3% of equity value)
Required Approvals	• Cheetah shareholder approval (common shares and options voting together as a single class): 66 2/3% of the votes cast, and a simple majority of the votes cast excluding votes from certain shareholders, including Antelope, as required under MI 61-101 • Satisfaction of regulatory approval and certain other conditions • Transaction not subject to a financing condition or approval by Antelope shareholders

IMPLIED TRANSACTION METRICS

One-Day Premium	(%)	3%
Implied Premium to 12-Jul-21 Share Price(1)	(%)	26%
Implied Premium to 5-May-21 Share Price(2)	(%)	59%
Implied Premium to HUSP(3)	(%)	63%
P / NAV - Street(4)	(ratio)	0.81x
P / NAV - Street (Excl. Roth)(4,5)	(ratio)	0.91x
P / NAV - Corporate Model	(ratio)	0.59x
EV / Resources	(US$/oz AuEq.)	$98

Source: Draft of Arrangement Agreement and related Plan of Arrangement (dated 11-Sep-21), Cheetah management model at Street consensus pricing, FactSet, Street research

1. Cheetah unaffected share price prior to Antelope non-binding proposal announcement.
2. Cheetah unaffected share price prior to Antelope loan agreement announcement.
3. Hypothetical undisturbed share price (HUSP) calculated as Cheetah's unaffected closing share price on 5-May-21 adjusted for market return of selected gold developers over the period until 10-Sep-21.
4. Based on post-announcement NAVPS estimates.
5. Street consensus P / NAV excluding Roth as broker values Cheetah on a buyout basis.

Section 1: Perspectives on Cheetah

Cheetah Trading Since Announcement

SHARE PRICE AND VOLUME SINCE ANTELOPE INITIAL JULY 13, 2021 PROPOSAL[1]


Cheetah Volume
Cheetah
July 13th Antelope Non-Binding Proposal
Share Price (C$)
Volume (mm)
Since announcement, ~25% of Cheetah's shares have traded

Unaffected Avg. Daily Volume[2] (mm shares)	Avg. Daily Volume Since 13-Jul (mm shares)	10-Sep Volume (mm shares)
0.311	0.805	0.103

ARB SPREAD[3]



Source: FactSet
1. Aggregate volume across all exchanges shown.
2. Last one-year average daily trading volume as of July 12, 2021.
3. Calculated as Antelope proposed purchase price of C$4.00 divided by Cheetah closing share price on specified dates.

Historical Relative Share Price Performance

SINCE ANTELOPE LOAN AGREEMENT[1]

Company	Performance
Cheetah	54%
Ascot	31%
Marathon	31%
Probe	23%
Orezone	23%
Revival	11%
First Mining	4%
Orla	3%
Seabridge	0%
Integra	--
Gold Developers[3]	(2%)
Falco	(5%)
Treasury	(6%)
Osisko	(13%)
Sabina	(16%)
Artemis	(16%)
Gold Standard	(18%)
Liberty	(21%)
Belo Sun	(30%)
Perpetua	(32%)
S&P / TSX	8%
Spot Gold	0%
S&P / TSX Global Gold	(6%)
Antelope	(29%)

SINCE RECEIPT OF ANTELOPE INITIAL JULY 13, 2021 PROPOSAL[2]

Company	Performance
Cheetah	22%
Probe	21%
Belo Sun	15%
Revival	11%
Marathon	8%
Treasury	6%
Integra	3%
Seabridge	1%
Falco	(1%)
Ascot	(2%)
Gold Developers[3]	(3%)
Orla	(5%)
Sabina	(9%)
Gold Standard	(11%)
Osisko	(12%)
Orezone	(17%)
Artemis	(18%)
Perpetua	(21%)
Liberty	(21%)
First Mining	(23%)
S&P / TSX	3%
Spot Gold	(1%)
S&P / TSX Global Gold	(4%)
Antelope	(20%)

Cheetah's average daily trading volume between loan agreement announcement and public Antelope offer (12-Jul-21) was 257k shares[4], compared to 292k shares for three months prior, a decrease of ~12%

Source: FactSet
1. Since unaffected date of 5-May-21.
2. Since unaffected date of 12-Jul-21.
3. Median excludes Cheetah.
4. Calculated as average daily trading volume between 6-May-21 (announcement date of loan agreement) and 12-Jul-21 (unaffected date prior to Antelope initial proposal).

Selected Estimates from Cheetah Equity Research Analysts

		BMO Capital Markets	Canaccord	H.C. Wainwright	Roth	Industrial Alliance	Street Median	Street Median (Excl. Roth)[1]	Corporate Model at Street Pricing[2]
NAVPS[3]	(US$/share)	$3.17	$2.88	$6.98	$6.00	$4.01	$4.01	$3.59	$5.47
Net Asset Value[3]	(US$ mm)	$440	$400	$971	$834	$558	$558	$499	$761
Implied P / NAV at C$4.10 Purchase Price	(ratio)	1.03x	1.13x	0.47x	0.54x	0.81x	0.81x	0.91x	0.59x
Discount Rate	(%)	5.0%	12.0%	11.0%	20.0%	10.0%	11.0%	10.5%	5.0%
Long-Term Gold	(US$/oz Au)	$1,400	$1,848	$1,900	$1,750	n.a.	$1,799	$1,848	$1,600
Share Price Target	(C$)	n.a.	$4.00	$8.84	$5.05	$4.00	$4.53		

Source: Cheetah management model at Street consensus pricing, FactSet, Street research
Note: "n.a." denotes not publicly available.
1. Street consensus P / NAV excluding Roth as broker values Cheetah on a buyout basis.
2. Based on Cheetah management model at Street consensus pricing and discounted to 31-May-21.
3. Adjusted for financing assumptions as applicable.

Cheetah Management Model – Operating and Cash Flow Profile

Assumes North Bullfrog Production in 2024 and Mother Lode Production in 2027

PRODUCTION AND COST PROFILE (K OZ AU EQ. / US$/OZ AU EQ.)


North Bullfrog Au Eq. Prod.
Mother Lode Au Eq. Prod.
Co-pdt. AISC
-- -- 77 157 205 409 348 391 300 169 274 288 159 67 39 11 3
$1,688 $376 $640 $747 $805 $610 $979 $1,339 $861 $683 $1,071 $1,431 $1,385 $1,543 $2,201
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E

UNLEVERED FREE CASH FLOW PROFILE (US$ MM)


After-tax OCF
Capex
Corporate G&A
After-tax FCF
($8) ($175) ($3) $182 ($243) $292 $228 $316 $152 $28 $170 $219 $68 $3 $0 ($7) ($10)
2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E

Source: Cheetah management model at Street consensus pricing
Note: Assumes US$10 mm in annual corporate G&A.

Cheetah Management Model Summary

			North Bullfrog	Mother Lode	North Bullfrog + Mother Lode
General	Initial Production Year	(year)	2024	2027	2024
	Mine Life	(years)	15	9	15
	LT Gold Price	(US$/oz)	$1,600	$1,600	$1,600
	LT Silver Price	(US$/oz)	$22.50	$22.50	$22.50
Production	LOM Au Production	(k oz Au)	1,467	1,377	2,844
	LOM Ag Production	(k oz Ag)	3,204	638	3,842
	LOM Au Eq. Production	(k oz Au Eq.)	1,511	1,386	2,897
	Annual Avg. Au Production	(k oz Au)	98	153	190
	Annual Avg. Ag Production	(k oz Ag)	214	71	256
	Annual Avg. Au Eq. Production	(k oz Au Eq.)	101	154	193
Costs	Initial Capex	(US$ mm)	$167	$406	$574
	Sustaining Capex	(US$ mm)	$132	$44	$176
	LOM Avg. Co-Product AISC	(US$/oz Au Eq.)	$880	$801	$843
Net Present Value	Mining NPV	(US$ mm)	$528	$308	$836
	Discount Rate	(%)	5.0%	5.0%	5.0%

Source: Cheetah management model at Street consensus pricing
Note: Discounted to May 31, 2021 using mid-period discounting.

Net Asset Value Per Share (NAVPS) Buildup – Cheetah Management Model

COMMENTARY

- Based on North Bullfrog and Mother Lode technical models with the following assumptions, per Cheetah management:
  - Street consensus commodity pricing
  - North Bullfrog production in 2024
  - Mother Lode production in 2027
- Includes US$10 mm in annual corporate G&A expenses (tax-effected), per Cheetah management
- Discounted to May 31, 2021 (to align with most recent Cheetah financial statements) using mid-period discounting

		Discount Rate	NPV
North Bullfrog	(US$ mm)	5.0%	$528
Mother Lode	(US$ mm)	5.0%	$308
Exploration / Other	(US$ mm)		--
Mining NPV	**(US$ mm)**		**$836**
Add: Cash	(US$ mm)		$9
Add: ITM Proceeds	(US$ mm)		$19
Less: Debt	(US$ mm)		($10)
Less: Corporate G&A	(US$ mm)	5.0%	($93)
Corporate NAV	**(US$ mm)**		**$761**
FD ITM Shares	(mm)		139
NAVPS	**(US$/share)**		**$5.47**
Closing Share Price (10-Sep-21)	**(US$/share)**		**$3.14**
Implied P/NAV	**(ratio)**		**0.57x**

Source: Cheetah management model at Street consensus pricing, FactSet, Street research

Section 2: Perspectives on Antelope Transaction

Selected Public Companies – Gold Developers

Fully Funded
Not Fully Funded

P / NAV (RATIO)


Pre-announcement P / NAV (Street Excluding Roth)[1]: 0.73x
Pre-announcement P / NAV (Street)[1]: 0.65x
Pre-announcement P / NAV (Management Model): 0.48x
Median: 0.40x
0.96x
0.75x
0.75x
0.60x
0.54x
0.51x
0.50x
0.47x
0.40x
0.40x
0.36x
0.35x
0.34x
0.33x
0.26x
0.25x
0.16x
0.15x
0.40x
0.88x
0.78x
0.57x
0.91x
0.81x
0.59x
Marathon
Orla
Probe Metals
Ascot
Seabridge
Osisko
Orezone
Artemis
Sabina
Liberty
Integra
Perpetua
Gold Standard
Revival
Belo Sun
Treasury
First Mining
Falco
Median
Cheetah (10-Sep-21)
Cheetah (At C$4.10 Transaction)

EV / RESOURCES (US$/OZ AU EQ.)


Pre-announcement EV / Resources: US$77/oz Au Eq.
Median: $40
$128
$93
$91
$65
$55
$49
$46
$45
$41
$39
$35
$33
$29
$27
$17
$12
$9
$5
$40
$94
$98
Marathon
Ascot
Osisko
Orla
Orezone
Probe Metals
Gold Standard
Artemis
Sabina
Liberty
Perpetua
Integra
Belo Sun
Treasury
First Mining
Revival
Falco
Seabridge
Median
Cheetah (10-Sep-21)
Cheetah (At C$4.10 Transaction)

Source: Cheetah management model at Street consensus pricing, FactSet, Public filings, Street research
1. Based on post-announcement NAVPS estimates; as of 12-Jul-21.

Selected Precedent Transactions – P / NAV and EV / Resources

Corporate Transaction
Asset Transaction

P / NAV (RATIO)


25th Percentile: 0.51x
75th Percentile: 0.94x
Median: 0.65x
4.45x
1.76x
1.71x
1.54x
1.09x
1.01x
0.97x
0.95x
0.93x
0.91x
0.85x
0.81x
0.78x
0.76x
0.75x
0.74x
0.68x
0.65x
0.65x
0.63x
0.59x
0.59x
0.56x
0.56x
0.56x
0.55x
0.51x
0.50x
0.50x
0.49x
0.46x
0.39x
0.30x
0.29x
0.18x
Sumitomo - 27.75% Côté (IAMGOLD)
Goldcorp - 25% Cerro Casale (Kinross)
Goldcorp - 25% Cerro Casale (Barrick)
Boroo - Lagunas Norte (ABX)
G Mining - Tocantinzinho (ELD)
Gold Fields - 50% Gruyere (Gold Road)
Eldorado - Integra
Teranga - 90% Massawa (ABX)
Coeur Mining - Northern Empire
Antelope - Cheetah (Street Excl. Roth)
Agnico Eagle - CMC Explor. Assets
Antelope - Cheetah (Street)
Zijin - Continental
Wallbridge - Balmoral
Evolution - Battle North
Yamana - Monarch Gold
Goldcorp - Exeter
Centerra Gold - AuRico Metals
Allied Gold - 82% Sadiola(1)
Barsele - 55% Barsele (AEM)
Antelope - Cheetah (Mgmt. Model)
Seabridge - Snowfield (PVG)
Equinox - 10% Greenstone (Orion)
Agnico - Santa Gertrudis (GGD)
Orion - 50% Greenstone (CG)
Newmont - GT Gold
Orion - Dalradian
Shandong - Cardinal
Osisko GR - Barkerville
Sandstorm - Mariana
Endeavour - Avnel Gold
Kinross - Peak Gold (RGLD & CTGO)
Gran Colombia - Gold X Mining
Americas Silver - Pershing
Dundee - INV Metals

EV / RESOURCES (US$/OZ AU EQ.)


25th Percentile: $27
75th Percentile: $86
Median: $50
$226
$181
$146
$128
$115
$100
$98
$97
$92
$86
$85
$82
$73
$71
$61
$58
$57
$55
$51
$50
$45
$42
$42
$35
$31
$30
$27
$27
$26
$25
$17
$17
$17
$11
$10
$4
$2
Sandstorm - Mariana
Evolution - Battle North
Eldorado - QMX Gold
Eldorado - Integra
Coeur Mining - Northern Empire
Zijin - Continental
Antelope - Cheetah (Street)
Kinross - Peak Gold (RGLD & CTGO)
Dacian Gold - NTM Gold
Agnico - Santa Gertrudis (GGD)
Americas Silver - Pershing
Gold Fields - 50% Gruyere (Gold Road)
Sumitomo - 27.75% Côté (IAMGOLD)
Teranga - 90% Massawa (ABX)
Shandong - Cardinal
Orion - 50% Greenstone (CG)
Equinox - 10% Greenstone (Orion)
Osisko GR - Barkerville
Wallbridge - Balmoral
Orion - Dalradian
G Mining - Tocantinzinho (ELD)
Endeavour - Avnel Gold
Barsele - 55% Barsele (AEM)
Yamana - Monarch Gold
Boroo - Lagunas Norte (ABX)
Agnico Eagle - CMC Explor. Assets
Artemis - Blackwater (NGD)
Goldcorp - 25% Cerro Casale (Kinross)
Goldcorp - 25% Cerro Casale (Barrick)
Dundee - INV Metals
Gran Colombia - Gold X Mining
Centerra Gold - AuRico Metals
Newmont - GT Gold
Rio2 - Atacama Pacific
Allied Gold - 82% Sadiola(1)
Goldcorp - Exeter
Seabridge - Snowfield (PVG)

Source: FactSet, Public filings, Street research
Note: Selected transactions >US$50 mm announced during last five years.
Note: Median excludes Antelope – Cheetah; Antelope – Cheetah based on post-announcement NAVPS estimates.
1. 41% ANG + 41% IMG.

Summary Financial Perspectives

C$ Per Share

	Selected Public Companies				Selected Precedent Transactions				Market Perspectives (Informational)	
	P / NAV (Street)	P / NAV (Street Excl. Roth)	P / NAV (Mgmt. Model)	EV / Resources	P / NAV (Street)	P / NAV (Street Excl. Roth)	P / NAV (Mgmt. Model)	EV / Resources	52-Week High / Low	Analysts' Share Price Targets (Undiscounted)
	NAV: $558 / NAVPS:C$5.06	NAV: $499 / NAVPS:C$4.53	NAV: $761 / NAVPS:C$6.91	Resources: 4.4 mm oz Au Eq.	NAV: $558 / NAVPS:C$5.06	NAV: $499 / NAVPS:C$4.53	NAV: $761 / NAVPS:C$6.91	Resources: 4.4 mm oz Au Eq.		
Selected Multiple Range	0.40x - 0.60x	0.40x - 0.60x	0.40x - 0.60x	$50 - $75	0.51x - 0.94x	0.51x - 0.94x	0.51x - 0.94x	$27 - $86		


Antelope Transaction: C$4.10
C$3.04
C$2.02
C$2.72
C$1.81
C$4.14
C$2.76
C$3.19
C$2.18
C$4.74
C$2.56
C$4.24
C$2.29
C$6.47
C$3.49
C$3.61
C$1.24
C$4.15
C$2.17
C$8.84
C$5.05
C$4.00
C$4.00
P / NAV (Street)
P / NAV (Street Excl. Roth)
P / NAV (Management Model)
EV / Resources
P / NAV (Street)
P / NAV (Street Excl. Roth)
P / NAV (Management Model)
EV / Resources
52-Week High / Low
Analysts' Share Price Targets (Undiscounted)

Implied Metrics										
P / NAV - Street (ratio)	0.40x - 0.60x	0.36x - 0.54x	0.55x - 0.82x	0.43x - 0.63x	0.51x - 0.94x	0.45x - 0.84x	0.69x - 1.28x	0.24x - 0.71x	0.43x - 0.82x	0.79x - 1.75x
P / NAV - Street (Excl. Roth) (ratio)	0.45x - 0.67x	0.40x - 0.60x	0.61x - 0.91x	0.48x - 0.70x	0.57x - 1.05x	0.51x - 0.94x	0.77x - 1.43x	0.27x - 0.80x	0.48x - 0.92x	0.88x - 1.95x
P / NAV - Mgmt. Model (ratio)	0.29x - 0.44x	0.26x - 0.39x	0.40x - 0.60x	0.32x - 0.46x	0.37x - 0.69x	0.33x - 0.61x	0.51x - 0.94x	0.18x - 0.52x	0.31x - 0.60x	0.58x - 1.28x
EV/Resources (US$/oz Au Eq.)	$46 - $71	$41 - $63	$64 - $99	$50 - $75	$59 - $114	$53 - $101	$83 - $157	$27 - $86	$50 - $99	$95 - $215

Source: Cheetah management model at Street consensus pricing, FactSet, Public filings, Street research

Appendix

Selected Precedent Transactions – Implied Premiums

ONE-DAY PREMIUMS (%)


All Shares Transaction
Shares + Cash Transaction
All Cash
409%
83%
67%
64%
63%
62%
62%
60%
58%
52%
52%
47%
46%
46%
41%
40%
39%
38%
26%
26%
18%
13%
Median: 49%
Shandong - Cardinal
Sandstorm - Mariana
Goldcorp - Exeter
Dundee - INV Metals
Antelope - Cheetah (HUSP)(1)
Newmont - GT Gold
Orion - Dalradian
Wallbridge - Balmoral
Rio2 - Atacama Pacific
Endeavour - Avnel Gold
Eldorado - Integra
Dacian Gold - NTM Gold
Gran Colombia - Gold X Mining
Evolution - Battle North
Yamana - Monarch Gold
Eldorado - QMX Gold
Americas Silver - Pershing
Centerra Gold - AuRico Metals
Osisko GR - Barkerville
Antelope - Cheetah(2)
Coeur Mining - Northern Empire
Zijin - Continental

Source: FactSet, Public filings
Note: Median excludes Antelope – Cheetah.
1. Hypothetical undisturbed share price (HUSP) calculated as Cheetah unaffected closing share price on 5-May-21 adjusted for market return of selected gold developers over the period until 10-Sep-21.
2. Implied premium based on Cheetah unaffected share price prior to Antelope initial non-binding proposal announcement (as of 12-Jul-21).

Cheetah Ownership Summary

SHAREHOLDER REGISTRY

Investor Information				Current Holdings	
Investor Name	**Country**	**Style**	**WAC**	**Basic Shares Outstanding**	
			(C$)	(mm)	(%)
Top Strategic & Insider					
Antelope				24.8	19.5%
Management and Other Insiders				6.8	5.4%
Top 10 Institutions					
Sprott[1]	Canada / United States	Growth	$1.87	21.4	16.9%
Van Eck	United States	Value	$1.65	8.6	6.7%
Franklin Advisers	United States	Growth	$1.98	3.3	2.6%
Merk Investments	United States	Growth	$2.02	2.0	1.6%
Ruffer	United Kingdom	Value	$2.26	1.7	1.3%
Invesco	United States	Value	$3.12	1.0	0.8%
Cypress Wealth Services	United States	GARP	$3.22	0.9	0.7%
GAMCO Investors	United States	Value	$3.12	0.2	0.1%
Falcon Fund	United States	GARP	$1.80	0.2	0.1%
Susquehanna Financial Group	United States	Growth	$2.72	0.1	0.1%
Other Identified Institutions				1.1	0.8%
Summary					
Strategic & Insider				31.6	24.9%
Institutional Holders				40.3	31.7%
Unidentified Institutional & Retail				55.1	43.4%
Total				**127.0**	**100.0%**

TURN OF FLOAT


Cheetah Closing Share Price (10-Sep-21): C$ 3.97
1st turn from 18-Dec-19 to 10-Sep-21
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
--
<$1.10
<$1.30
<$1.50
<$1.70
<$1.90
<$2.10
<$2.30
<$2.50
<$2.70
<$2.90
<$3.10
<$3.30
<$3.50
<$3.70
<$3.90
<$4.10
<$4.30

Antelope and Sprott hold 19.5% and 16.9%, respectively, of Cheetah's basic shares outstanding

Source: Bloomberg, FactSet, Public filings, SEDI
1. Includes Sprott Asset Management and Sprott Asset Management USA / Tocqueville Asset Management.

Antelope Overview

OVERVIEW

Antelope Nevada Overview

- Antelope's Nevada portfolio includes three pre-resource stage assets (Silicon, Rhyolite and Transvaal) and its investment in Cheetah
- Silicon was acquired from Renaissance Gold in 2020 for a total transaction value of US$3.0 mm, consisting of an upfront payment of US$2.4 mm and US$0.6 mm within 36 months of signing; seller retained a 1% NSR royalty within a defined area covering ~15,000 acres
  - Silicon is located adjacent to Cheetah's deposits
- Antelope management indicated on FY Q1 2021 earnings call that Antelope is looking at and open to North American opportunities
- Antelope disclosed its commitment of US$30 – 35 mm into greenfield exploration with targeted drill programs in Western Australia and Nevada

Recent News

- Antelope is expected to make a construction decision on Quebradona in H2 2021
- 6-Aug-21: Announced H1 2021 results
  - Expected to resume production at Obuasi at end of 2021
  - Downgraded 2021E production guidance to 2,450 – 2,600k oz Au from 2,700 – 2,900 k oz Au and AISC guidance to US$1,240 – $1,340/oz from US$1,130 – $1,230/oz Au
- 13-Jul-21: Announced submission of proposal to acquire remaining ~80.5% interest in Cheetah for C$4.00/share in cash
- 6-Jul-21: Announced appointment of Alberto Calderon as Chief Executive Officer effective 1-Sep-21
- 6-May-21: Cheetah announced US$20 mm loan from Antelope
  - Proceeds used to fund North Bullfrog permitting and pre-development work
- 22-Apr-21: Announced decision to waive pre-emptive right over 30% stake in Tropicana Gold Mine, allowing Regis Resources to acquire stake from IGO Limited

SUMMARY STATISTICS

Capitalization		
Closing Share Price (10-Sep-21)	(US$)	$15.29
F.D. ITM Shares	(mm)	421
F.D. ITM Market Cap	**(US$ mm)**	**$6,433**
Add: Debt	(US$ mm)	$2,105
Add: Minority Interest	(US$ mm)	$47
Less: Cash	(US$ mm)	($1,081)
Less: MV of Inv.	(US$ mm)	($1,842)
Enterprise Value	**(US$ mm)**	**$5,662**
Total Liquidity[1]	**(US$ mm)**	**$2,550**

Trading Multiples		
P / NAV	(ratio)	0.86x
P / '21E CFPS	(ratio)	5.9x
EV / '21E EBITDA	(ratio)	3.2x

Market Data (Exchange: NYSE)		
52-Week High	(US$)	$30.60
52-Week Low	(US$)	$15.24
30-Day VWAP	(US$)	$16.48
One-Year Avg. Daily Vol	(k)	3,208
One-Year Avg. Daily Val	(US$ mm)	$71

Research Summary		
Number of Brokers	(#)	9
Median Target Share Price	(US$)	$23.10
Implied Premium to Current (10-Sep-21)	(%)	51%


44%
56%
Buy
Hold
Sell
Unknown

SELECTED PRECEDENT ANTELOPE M&A >US$50 MM

Ann. Date	Acquirer	Target	Trans. Value	P / NAV	One-Day Prem.
			(US$ mm)	(ratio)	(%)
Feb-20	Harmony Gold	South African Assets (Antelope)	$226	0.62x	n.a.
Dec-19	Allied Gold	Sadiola (41% Antelope + 41% IMG)	$67	0.65x	n.a.
Oct-17	Harmony Gold	Vaal River (Antelope)	$300	0.90x	n.a.
Jun-15	Newmont	CC&V (Antelope)	$820	1.34x	n.a.
Feb-14	QKR	Navachab (Antelope)	$110	1.48x	n.a.
May-12	Antelope	50% Crixás	$220	1.64x	n.a.
Jan-08	Antelope	Golden Cycle	$156	n.a.	47%
May-03	Antelope	Ashanti Goldfields	$1,419	2.17x	27%
Jul-02	Antelope	46.25% Cerro Vanguardia	$90	0.76x	n.a.
Median				**1.12x**	**37%**

Source: Bloomberg, FactSet, Public filings, Street research
Note: "n.a." denotes not publicly available.
1. Liquidity calculated as cash + undrawn credit facilities.

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